DATE: December 3, 2021

XENIA HOTELS & RESORTS PROVIDES BUSINESS UPDATE

Orlando, FL – December 3, 2021 - Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today provided an update on transactions, liquidity, and operations, as follows:

Transactions

•In November 2021, the Company entered into an agreement to sell the 191-room Kimpton Hotel Monaco Chicago for $36 million or approximately $188,500 per key. The sale price represents a 16.7x multiple on the hotel’s 2019 Hotel EBITDA. This opportunistic pending sale reflects the strong embedded value in the Company’s asset base. The $36 million price represents a compelling multiple on both prior and expected near-term earnings. If the sale is completed as currently anticipated, the Company will have successfully exited the Chicago market, which has been challenged over the last decade due to multiple factors, such as outsized expense inflation and new hotel supply growth, and is expected to have a longer cash flow recovery path relative to most other markets in the Company’s geographic mix. The Company has received a substantial non-refundable deposit, the transaction is not subject to a financing contingency, and the closing is expected to occur by the end of the first quarter of 2022. The sale is subject to customary closing conditions and there is no assurance if, or when, a closing will occur. The Company expects to impair the book value of the property by approximately $15 million.

•Also in November, the Company sold the 352-room Marriott Charleston Town Center in Charleston, West Virginia for $5 million or approximately $14,200 per key. In addition, the Company retained $5.6 million of furniture, fixtures and equipment replacement reserves. The Company’s sale rationale includes: the property’s limited cash flow growth prospects, its location in a tertiary market, its position at the bottom of the Company’s portfolio in terms of RevPAR and Hotel EBITDA/key, and its need for significant near-term capital expenditures that the Company believes would not have generated favorable returns but would have been needed to grow earnings to historical levels. With this disposition, the Company has improved the overall quality of its portfolio and has exited a legacy non-core market.

Liquidity

•As of November 30, 2021, the Company had over $1 billion of liquidity, consisting of approximately $500 million of cash and cash equivalents, and full availability on its revolving credit facility.

•A $17 million income tax refund, which had been expected to be received in 2021, is now expected to be received in 2022 due to slower processing times by the Internal Revenue Service.

Operations

•Operating results for the Company’s Same-Property portfolio, which includes all hotels owned as of December 3, 2021, except for Hyatt Regency Portland at the Oregon Convention Center, were as follows:

	Same-Property Portfolio (33 Hotels / 9,059 Rooms)			2021 vs 2019
2021	Occupancy	Average Daily Rate	RevPAR	Occupancy change in bps	Average Daily Rate % change	RevPAR % change
January	24.9%	$172.03	$42.82	(4,485)	(25.0)%	(73.2)%
February	34.7	186.09	64.65	(4,425)	(23.3)	(66.3)
March	45.9	204.76	93.97	(3,523)	(16.5)	(52.7)
1st Quarter	35.2	191.05	67.23	(4,135)	(20.2)	(63.3)
April	49.3	219.47	108.15	(3,222)	(7.3)	(43.9)
May	49.7	220.31	109.47	(2,855)	(6.4)	(40.6)
June	55.5	216.99	120.40	(2,418)	(0.3)	(30.6)
2nd Quarter	51.5	218.86	112.64	(2,832)	(4.8)	(38.6)
July	59.2	228.17	135.11	(1,923)	9.2	(17.5)
August	52.3	221.49	115.93	(2,408)	6.7	(26.9)
September	54.7	234.24	128.18	(1,958)	2.6	(24.4)
3rd Quarter	55.4	228.00	126.39	(2,098)	6.3	(22.9)
October	58.6	248.69	145.71	(2,212)	2.2	(25.8)
November (Preliminary)(1)	58.6	238.00	139.41	(1,539)	6.7	(15.5)

(1)     Preliminary results for November are subject to change based on final operating information for the month.

•Same-Property historical operating data is included in a table attached to this release.

About Xenia Hotels & Resorts, Inc.

Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 34 hotels and resorts comprising 9,659 rooms across 14 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and The Kessler Collection. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, the status of operations or suspensions thereof at our hotel properties, the anticipated impact of the COVID-19 pandemic on travel, transient and group demand, the anticipated impact of the pandemic on our results of operations, and the resulting amount of cost-containment efforts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic including variants of the virus, including on the demand for travel, transient and group business (including, but not limited to, government-imposed travel or meeting restrictions), and levels of consumer confidence in the safety of travel as a result of the pandemic; the length of the COVID-19 pandemic and severity of such pandemic in the United States; the pace of economic recovery and the recovering of consumer confidence following the COVID-19 pandemic; our ability to implement cost-containment strategies; the adverse effects of the COVID-19 pandemic on our business or the market price of our common stock; and our ability to service, restructure or refinance our debt; our ability to be in compliance with our debt covenants; our ability to access capital on acceptable terms or at all and uncertainty in both the debt and equity capital markets; our ability to identify and consummate additional acquisitions and dispositions of hotels; and the outcome of legal proceedings or other disputes. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the quarter ended September 30, 2021 and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake, and hereby disclaims, any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.

All information in this press release is as of the date of this release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

Availability of Information on Xenia's Website

Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts / Investor Information" in the "Corporate Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.

Contact:

Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100

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Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021
Occupancy	35.2%	51.5%	55.4%
ADR	$191.05	$218.86	$228.00
RevPAR	$67.23	$112.64	$126.39

Hotel Revenues	$86,788	$148,838	$166,966
Hotel EBITDA	$387	$35,804	$39,941
Hotel EBITDA Margin	0.4%	24.1%	23.9%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020
Occupancy	57.3%	3.9%	24.6%	28.2%	28.5%
ADR	$231.31	$186.13	$174.31	$184.53	$205.76
RevPAR	$132.65	$7.35	$42.90	$52.05	$58.67

Hotel Revenues	$192,254	$13,749	$56,883	$72,925	$335,811
Hotel EBITDA	$31,255	$(34,716)	$(14,065)	$(2,716)	$(20,242)
Hotel EBITDA Margin	16.3%	(252.5)%	(24.7)%	(3.7)%	(6.0)%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019
Occupancy	76.5%	79.8%	76.4%	73.3%	76.5%
ADR	$239.39	$230.02	$214.56	$225.05	$227.24
RevPAR	$183.24	$183.52	$163.95	$164.91	$173.83

Hotel Revenues	$260,583	$257,067	$223,960	$244,116	$985,726
Hotel EBITDA	$78,112	$76,537	$52,670	$65,618	$272,937
Hotel EBITDA Margin	30.0%	29.8%	23.5%	26.9%	27.7%

(1)         "Same-Property” includes all hotels owned as of December 3, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020, as if all hotel rooms were available for sale. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2021 and 2020.
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